NOTICE OF GUARANTEED DELIVERY

Cash Offer

by

Celltech Group plc

and (outside the United States) by

JPMorgan

on its behalf

for

Oxford GlycoSciences Plc

(not to be used for signature guarantees)

THE OFFER WILL REMAIN OPEN FOR ACCEPTANCE DURING THE INITIAL OFFER PERIOD. THE INITIAL OFFER PERIOD FOR ACCEPTANCES AND WITHDRAWALS WILL EXPIRE AT 3.00 PM. LONDON TIME, 10.00 A.M. NEW YORK CITY TIME, ON MONDAY, MARCH 31, 2003, UNLESS EXTENDED TO A LATER CLOSING DATE. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF OGS SECURITIES WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCE OF THE OFFER FROM THE DATE OF THE OFFER DOCUMENT UNTIL THE SPECIFIED TIME ON THE LAST DAY OF THE INITIAL OFFER PERIOD, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD.

      As set forth in Appendix I, “Part C: Acceptance Forms” in the Offer Document dated March 1, 2003, of Celltech Group plc, a company organized under the laws of England and Wales (“Celltech”), relating to the Offer by Celltech to purchase, upon the terms and subject to the conditions set forth in the Offer Document and the Acceptance Forms (as defined in the Offer Document), all of the issued ordinary shares of 5 pence each (“OGS Shares”) of Oxford GlycoSciences Plc (“OGS”), including American Depositary Shares (“OGS ADSs”), each representing one OGS Share and evidenced by American Depositary Receipts (“OGS ADRs”), this form or one substantially equivalent hereto must be used for acceptance of the Offer in respect of OGS ADSs, if OGS ADRs evidencing OGS ADSs are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Depositary prior to the expiration of the Offer. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary and must include a signature guarantee by an Eligible Institution in the form set out herein. Certain terms used herein but not defined herein shall have the respective meaning assigned to them in the Offer Document.

The Depositary for the Offer is:

Mellon Investor Services LLC

Telephone Assistance:

(800) 858-1202

By Mail: P.O. Box 3301 South Hackensack New Jersey 07606 Attn: Reorganization Dept.	Overnight Delivery: 85 Challenger Road Mail Drop-Reorg Ridgefield Park, New Jersey 07660 Attn: Reorganization Dept.	By Hand: 120 Broadway, 13th floor New York, New York 10271 Attn: Reorganization Dept.

Facsimile Transmission for Eligible Institutions: (201) 296-4293	To Confirm Facsimile Transmission Only: (201) 296-4860

      Delivery of this instrument to an address other than as set forth above or transmission of instructions via facsimile to a number other than as set forth above will not constitute a valid delivery to the Depositary.

      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

      Acceptance of the Offer in respect of OGS Shares not represented by OGS ADSs may not be made with this form.

      The Offer in the United States is made solely by Celltech and neither JPMorgan nor any of its affiliates is making the Offer in the United States.

      This document should not be forwarded or transmitted in or into Canada, Australia or Japan or any other jurisdiction if to do so would constitute a violation of the relevant laws in such jurisdictions.

      For the purposes of section 21 of the UK Financial Services and Markets Act 2000 only, this Notice of Guaranteed Delivery has been approved by J.P. Morgan plc which is regulated by the UK Financial Services Authority.

To Mellon Investor Services LLC (as Depositary to the Offer) and
          The Bank of New York (as depositary to the OGS ADS program):

      The undersigned accepts the Offer in respect of OGS ADSs upon the terms and subject to the conditions set forth below pursuant to the guaranteed delivery procedure set out in Appendix I, “Part C: Acceptance Forms” in the Offer Document.

      The undersigned understands that the acceptance of the Offer in respect of OGS ADSs pursuant to the guaranteed delivery procedures will not be treated as a valid acceptance for the purpose of satisfying the Acceptance Condition. See Appendix I, “Part C: Acceptance Forms” in the Offer Document. To be counted towards satisfaction of the Acceptance Condition, prior to the expiration of the Initial Offer Period, the OGS ADRs evidencing such OGS ADSs must be received by the Depositary (or, in the case of OGS ADSs held in book-entry form, timely confirmation of the book-entry transfer of such OGS ADSs into the Depositary’s account at a Book-Entry Transfer Facility as described in Appendix I, “Part C: Acceptance Forms” in the Offer Document), together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message) and any other required documents.

Number of OGS ADSs

OGS ADR No(s). (if available)

If OGS ADSs will be tendered by book-entry transfer, check box:     ☐

The Depository Trust Company

Account Number

Dated

Name(s) of Record Holder(s) (Please Type or Print)

Address(es) (include Zip Code)

Area Code(s) and Telephone Number(s)

Signature(s)

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned participant in the Securities Transfer Association Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program hereby guarantees that the undersigned will deliver to the Depositary either OGS ADRs evidencing OGS ADSs with respect to which the Offer is being accepted hereby, in proper form for transfer, or confirmation of the book-entry transfer of such OGS ADSs into the Depositary’s account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm, Agent or Trustee

Address (include Zip Code)

Area Code and Telephone Number

Authorized Signature

Name:

(Please Type or Print)

Title:

Dated:                                , 2003

NOTE:	DO NOT SEND OGS ADRs WITH THIS FORM; OGS ADRs SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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